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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-95933, 333-95279, and 333-87553) of Critical Path, Inc. of our report dated August 20, 1999 relating to the financial statements of The docSpace Company Inc., which appears in this Current Report on Form 8-K.


ARTHUR ANDERSEN LLP

March 17, 2000
Toronto, Ontario